Plexus Announces Fiscal Second Quarter Financial Results
NEENAH, WI – April 29, 2026 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal second quarter ended April 4, 2026, and guidance for our fiscal third quarter ending July 4, 2026.
•Reports record fiscal second quarter 2026 revenue of $1.164 billion, GAAP operating margin of 5.3% and GAAP diluted EPS of $1.82.
•Reports fiscal second quarter 2026 non-GAAP operating margin of 6.0% and non-GAAP diluted EPS of $2.05, excluding $0.23 of stock-based compensation expense.
•Initiates fiscal third quarter 2026 revenue guidance of $1.200 billion to $1.250 billion with GAAP diluted EPS of $1.25 to $1.41, including $0.77 of stock-based compensation expense. Fiscal third quarter non-GAAP EPS guidance of $2.02 to $2.18 excludes stock-based compensation expense.

	Three Months Ended
	Apr 4, 2026	Apr 4, 2026	Jul 4, 2026
	Q2F26 Results	Q2F26 Guidance	Q3F26 Guidance
Summary GAAP Items
Revenue (in billions)	$1.164	$1.110 to $1.150	$1.200 to $1.250
Operating margin	5.3%	4.9% to 5.3%	4.1% to 4.5%
Diluted EPS	$1.82	$1.53 to $1.68	$1.25 to $1.41

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	6.0%	5.6% to 6.0%	5.9% to 6.3%
Adjusted EPS (3)	$2.05	$1.80 to $1.95	$2.02 to $2.18
Return on invested capital (ROIC)	13.8%
Economic return	4.8%

(1)	Refer to Non-GAAP Supplemental Information tables for additional information regarding non-GAAP financial measures.
(2)	Excludes stock-based compensation expense of approximately 70 bps for Q2F26 results and Q2F26 guidance and 180 bps for Q3F26 guidance.
(3)	Excludes stock-based compensation expense, net of tax, of $0.23 for Q2F26 results, $0.27 for Q2F26 guidance and $0.77 for Q3F26 guidance.
Fiscal Second Quarter 2026 Information
•Won 30 manufacturing programs during the quarter representing a record $355 million in annualized revenue when fully ramped into production.
•Generated free cash flow of $16.0 million.
•Purchased $20.6 million of our shares at an average price of $189.22 per share under our 2026 Share Repurchase Program, leaving $42.0 million available under our existing $100.0 million authorization.

Todd Kelsey, President and Chief Executive Officer, commented, “Our momentum is accelerating broadly. For the fiscal second quarter, we increased revenue significantly year-over-year, delivered record manufacturing wins, expanded our efficiency efforts and generated robust profitability. We produced record revenue of $1.164 billion, which exceeded our guidance range and increased 19% year-over-year with significant contributions from all market sectors. In addition, non-GAAP operating margin of 6.0% met the high end of guidance, while non-GAAP EPS of $2.05 exceeded guidance.”

Mr. Kelsey added, “Our go-to-market team achieved record quarterly manufacturing wins of $355 million in annualized revenue. This included broad-based programs in aerospace and defense, expanded relationships and share gains in surgical and imaging platforms, a new engagement in data center power solutions and continued share gains in semiconductor capital equipment. While achieving this tremendous wins result, we also expanded our funnel of qualified manufacturing opportunities.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, “Our fiscal second quarter cash cycle of 64 days represented a better-than-expected sequential improvement of 5 days, the benefit of continued progress on working capital initiatives and stronger-than-guided revenue. Our favorable cash cycle combined with our strong operating performance produced a fiscal second quarter return on invested capital of 13.8%, which exceeded our cost of capital by 480 basis points. We also delivered $16 million in free cash flow for the fiscal second quarter, a result that surpassed our projections. We are strategically increasing working capital investments in support of accelerating revenue growth, with an expectation to maintain cash cycle days consistent with our recent performance. As a result, we now expect to generate fiscal 2026 free cash flow in the range of $50 to $75 million.”

Mr. Kelsey continued, “We anticipate continued strong performance for our fiscal third quarter from program ramps, improved end-market demand and our sustained focus on operational efficiency. We are guiding revenue of $1.200 to $1.250 billion, representing 5% sequential and 20% year-over-year growth at the midpoint, non-GAAP operating margin of 5.9% to 6.3% and non-GAAP EPS of $2.02 to $2.18.”

Mr. Kelsey concluded, “Plexus’ consistent focus on redefining excellence through our unmatched quality and delivery is shaping our decision-making and sustaining our tremendous momentum. Leveraging this momentum, and our excellent financial performance year to date, we now expect Plexus to deliver mid-teens or greater fiscal 2026 revenue growth, with robust operating performance.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Apr 4, 2026	Jan 3, 2026	Mar 29, 2025
Revenue	$1,163,757	$1,069,852	$980,170
Gross profit	119,176	106,138	97,751
Operating income	61,837	54,464	48,791
Net income	49,809	41,182	39,073
Diluted EPS	$1.82	$1.51	$1.41

Gross margin	10.2%	9.9%	10.0%
Operating margin	5.3%	5.1%	5.0%

ROIC (1)	13.8%	13.2%	13.7%
Economic return (1)	4.8%	4.2%	4.8%

(1) Refer to Non-GAAP Supplemental Information tables for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 54% of revenue during the second quarter of fiscal 2026. This is up 2 percentage points from the first quarter of fiscal 2026 and up 3 percentage points from the second quarter of fiscal 2025.

Business Segments ($ in millions)	Three Months Ended
	Apr 4, 2026	Jan 3, 2026	Mar 29, 2025
Americas	$397	$345	$295
Asia-Pacific	652	612	587
Europe, Middle East and Africa	116	118	103
Elimination of inter-segment sales	(1)	(5)	(5)
Total Revenue	$1,164	$1,070	$980

Market Sectors ($ in millions)	Three Months Ended
	Apr 4, 2026		Jan 3, 2026		Mar 29, 2025
Aerospace/Defense	$212	18%	$178	17%	$172	18%
Healthcare/Life Sciences	473	41%	466	43%	411	42%
Industrial	479	41%	426	40%	397	40%
Total Revenue	$1,164		$1,070		$980

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the second quarter of fiscal 2026 was 13.8%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the second fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2026 is 9.0%. ROIC for the second quarter of fiscal 2026 less Plexus’ weighted average cost of capital resulted in an economic return of 4.8%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended April 4, 2026, cash flows provided by operations was $28.5 million and capital expenditures were $12.5 million, which resulted in free cash flow of $16.0 million.

Cash Cycle Days	Three Months Ended
	Apr 4, 2026	Jan 3, 2026	Mar 29, 2025
Days in Accounts Receivable	55	58	57
Days in Contract Assets	12	13	12
Days in Inventory	120	124	132
Days in Accounts Payable	(74)	(71)	(70)
Days in Advanced Payments	(49)	(55)	(63)
Annualized Cash Cycle (1)	64	69	68

(1)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2026 Q2 Earnings Conference Call and Webcast
When:	Thursday, April 30, 2026 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Webcast link:
https://events.q4inc.com/attendee/177402160

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
At Plexus, we help create the products that build a better world. Driven by a passion for excellence, we partner with our customers to design, manufacture and service highly complex products in demanding regulatory environments. From life-saving medical devices and mission-critical aerospace and defense products to industrial automation systems and semiconductor capital equipment, our innovative solutions across the lifecycle of a product converge where advanced technology and human impact intersect. We provide these solutions to market-leading as well as disruptive global companies in the Aerospace/Defense, Healthcare/Life Sciences, and Industrial sectors, supported by a global team of over 20,000 members across our 27 facilities. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of shortages, delays and price fluctuations in obtaining components as a result of economic cycles, capacity constraints, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate engagement terms, and the lack of a track record of order volume and timing; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customers and deliver product on a timely basis; the risks of concentration of work for certain customers; the effects of start-up costs of new programs and facilities or the costs associated with winding down programs or the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of the economy regionally or globally; the effect of changes in the pricing and margins of our services; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and regulatory matters in the United States and in the other countries in which we do business; the potential effect of other events outside our control, such as the conflict between Russia and Ukraine, conflict in the Middle East (including in Iran), escalating tensions between China and Taiwan or China and the United States, tensions in or amongst countries in which we operate or transact business, changes in energy prices, terrorism, global health epidemics and weather events; the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2025 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Apr 4,	Mar 29,	Apr 4,	Mar 29,
	2026	2025	2026	2025
Net sales	$1,163,757	$980,170	$2,233,609	$1,956,292
Cost of sales	1,044,581	882,419	2,008,295	1,757,849
Gross profit	119,176	97,751	225,314	198,443
Operating expenses:
Selling and administrative expenses	57,339	48,960	109,013	98,109
Restructuring and other charges, net	—	—	—	4,683
Operating income	61,837	48,791	116,301	95,651
Other income (expense):
Interest expense	(3,422)	(3,137)	(6,310)	(6,691)
Interest income	812	871	1,796	2,105
Miscellaneous, net	(1,350)	(1,502)	(2,878)	(2,548)
Income before income taxes	57,877	45,023	108,909	88,517
Income tax expense	8,068	5,950	17,918	12,177
Net income	$49,809	$39,073	$90,991	$76,340
Earnings per share:
Basic	$1.86	$1.44	$3.40	$2.82
Diluted	$1.82	$1.41	$3.32	$2.75
Weighted average shares outstanding:
Basic	26,757	27,109	26,762	27,098
Diluted	27,310	27,662	27,369	27,726

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	Apr 4,	Sep 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$303,133	$306,464
Restricted cash	48	294
Accounts receivable	702,339	656,573
Contract assets	160,382	150,654
Inventories	1,373,732	1,229,839
Prepaid expenses and other	97,569	54,969
Total current assets	2,637,203	2,398,793
Property, plant and equipment, net	535,171	546,052
Operating lease right-of-use assets	68,632	72,863
Deferred income taxes	91,663	91,349
Other assets	28,300	28,053
Total non-current assets	723,766	738,317
Total assets	$3,360,969	$3,137,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$143,112	$45,793
Accounts payable	851,909	726,597
Advanced payments from customers	565,346	575,850
Accrued salaries and wages	90,924	109,076
Other accrued liabilities	60,989	61,367
Total current liabilities	1,712,280	1,518,683
Long-term debt and finance lease obligations, net of current portion	91,034	91,987
Long-term operating lease liabilities	25,769	29,422
Deferred income taxes	5,155	6,000
Other liabilities	36,931	36,430
Total non-current liabilities	158,889	163,839
Total liabilities	1,871,169	1,682,522
Shareholders’ equity:
Common stock	549	547
Additional paid-in-capital	689,909	695,653
Common stock held in treasury	(1,298,881)	(1,255,451)
Retained earnings	2,087,019	1,996,028
Accumulated other comprehensive income	11,204	17,811
Total shareholders’ equity	1,489,800	1,454,588
Total liabilities and shareholders’ equity	$3,360,969	$3,137,110

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	Apr 4,	Mar 29,
	2026	2025
Cash flows from operating activities
Net income	$90,991	$76,340
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	38,493	38,925
Share-based compensation expense and related charges	15,685	14,771
Other, net	(88)	(6,125)
Changes in operating assets and liabilities, excluding impacts of currency:
Accounts receivable	(47,335)	9,100
Contract assets	(9,770)	(15,624)
Inventories	(145,413)	25,310
Other current and non-current assets	(45,965)	(240)
Accrued income taxes payable	(7,006)	(12,390)
Accounts payable	146,673	70,624
Advanced payments from customers	(9,945)	(95,297)
Other current and non-current liabilities	(13,240)	(15,064)
Cash flows provided by operating activities	13,080	90,330
Cash flows from investing activities
Payments for property, plant and equipment	(47,650)	(46,726)
Other, net	(29)	(28)
Cash flows used in investing activities	(47,679)	(46,754)
Cash flows from financing activities
Borrowings under debt agreements	384,500	127,000
Payments on debt and finance lease obligations	(289,863)	(165,202)
Repurchases of common stock	(43,430)	(25,366)
Payments related to tax withholding for share-based compensation	(21,426)	(14,527)
Cash flows provided by (used in) financing activities	29,781	(78,095)
Effect of exchange rate changes on cash and cash equivalents	1,241	(2,381)
Net decrease in cash and cash equivalents and restricted cash	(3,577)	(36,900)
Cash and cash equivalents and restricted cash:
Beginning of period	306,758	347,462
End of period	$303,181	$310,562

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Apr 4,	Jan 3,	Mar 29,	Apr 4,	Mar 29,
	2026	2026	2025	2026	2025
Operating income, as reported	$61,837	$54,464	$48,791	$116,301	$95,651
Operating margin, as reported	5.3%	5.1%	5.0%	5.2%	4.9%

Non-GAAP adjustments:
Restructuring costs (1)	—	—	—	—	4,683
Stock-based compensation	7,922	7,765	7,132	15,687	14,122
Non-GAAP operating income	$69,759	$62,229	$55,923	$131,988	$114,456
Non-GAAP operating margin	6.0%	5.8%	5.7%	5.9%	5.9%

Net income, as reported	$49,809	$41,182	$39,073	$90,991	$76,340

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	—	—	—	—	4,191
Stock-based compensation, net of tax	6,055	7,377	6,775	13,432	13,415
Adjusted net income	$55,864	$48,559	$45,848	$104,423	$93,946

Diluted earnings per share, as reported	$1.82	$1.51	$1.41	$3.32	$2.75

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	—	—	—	—	0.15
Stock-based compensation, net of tax	0.23	0.27	0.25	0.50	0.49
Adjusted diluted earnings per share	$2.05	$1.78	$1.66	$3.82	$3.39

(1)	During the six months ended March 29, 2025, restructuring costs of $4.7 million, or $4.2 million net of taxes, were incurred primarily for employee severance costs associated with a reduction in the Company’s workforce in the EMEA and AMER regions.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Apr 4,		Jan 3,		Mar 29,
	2026		2026		2025
Operating income, as reported		$116,301		$54,464		$95,651
Restructuring and other charges, net	+	—	+	—	+	4,683
Adjusted operating income		$116,301		$54,464		$100,334
	x	2	x	4	x	2

Adjusted annualized operating income		$232,602		$217,856		$200,668
Adjusted effective tax rate	x	17%	x	17%	x	13%
Tax impact		39,542		37,036		26,087
Adjusted operating income (tax-effected)		$193,060		$180,820		$174,581

Average invested capital	÷	$1,401,134	÷	$1,374,532	÷	$1,276,742
ROIC		13.8%		13.2%		13.7%
Weighted average cost of capital	-	9.0%	-	9.0%	-	8.9%
Economic return		4.8%		4.2%		4.8%

Average Invested Capital Calculations	Apr 4,	Jan 3,	Sep 27,	Jun 28,	Mar 29,	Dec 28,	Sep 28,
	2026	2026	2025	2025	2025	2024	2024
Equity	$1,489,800	$1,481,063	$1,454,588	$1,419,085	$1,351,675	$1,319,069	$1,324,825
Plus:
Debt and finance lease obligations - current	143,112	66,837	45,793	50,678	121,014	121,977	157,325
Operating lease obligations - current (1)	7,758	7,943	8,253	8,470	9,968	14,875	14,697
Debt and finance lease obligations - long-term	91,034	91,139	91,987	92,215	88,761	88,728	89,993
Operating lease obligations - long-term	25,769	27,327	29,422	31,192	32,720	35,124	32,275
Less: Cash and cash equivalents	(303,133)	(248,825)	(306,464)	(237,567)	(310,531)	(317,161)	(345,109)
	$1,454,340	$1,425,484	$1,323,579	$1,364,073	$1,293,607	$1,262,612	$1,274,006

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.